Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Fourth Quarter and Full Year Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., March 25, 2015 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three months and year ended January 31, 2015.

“We finished the year strong with Q4 non-GAAP operating results of $316 million of revenue, $89 million of operating income with 28.1% operating margins and more than $100 million of cash from operations. Our Q4 non-GAAP diluted EPS was $1.19 when excluding a non-operating foreign exchange charge related to balance sheet translations, and was $1.06 including it," said Dan Bodner, CEO and President.

Bodner continued, "We are very pleased with our Q4 results which reflect on-going demand for Actionable Intelligence solutions, and we look forward to another year of double-digit revenue growth on a constant currency basis.”

Financial Highlights
Below is selected unaudited financial information for the three months and year ended January 31, 2015 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended January 31, 2015 - GAAP	Three Months Ended January 31, 2015 - Non-GAAP
Revenue: $311.7 million	Revenue: $315.6 million
Operating Income: $42.3 million	Operating Income: $88.6 million
Diluted EPS: $0.07	Diluted EPS: $1.06*

Year Ended January 31, 2015 - GAAP	Year Ended January 31, 2015 - Non-GAAP
Revenue: $1,128.4 million	Revenue: $1,158.2 million
Operating Income: $79.1 million	Operating Income: $262.9 million
Diluted EPS: $0.52	Diluted EPS: $3.35

* See Note 3 to Table 3.

Financial Outlook
Below is Verint’s non-GAAP outlook for the year ending January 31, 2016.

•	Today, we are raising our constant currency guidance for revenue growth to a range of 9% to 13% year-over-year. This new guidance reflects a revenue range of $1.2 billion to $1.25 billion.

◦	Our preliminary revenue guidance provided on December 3, 2014 reflected a revenue range of $1.225 billion to $1.275 billion. This translated into revenue growth in a range of 8% to 12% year-over-year.

•	Consistent with our new revenue range, we are adjusting our diluted earnings per share guidance to a range of $3.55 to $3.75.

•	Please see Table 6 and "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release for more information about our constant currency guidance.

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2015 and outlook for the year ending January 31, 2016. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-877-280-4953 (United States and Canada) and 1-857-244-7310 (international) and the passcode is 70422807. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including certain constant currency measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

Our non-GAAP outlook does not include the potential impact of any business acquisitions that may occur after the date hereof, and, other than as noted above, reflects foreign currency exchange rates approximately consistent with current rates.

We are not providing a quantitative reconciliation of our non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our non-GAAP outlook, other than those described below, are difficult to predict and are primarily dependent on future uncertainties. The more significant GAAP measures excluded from our non-GAAP outlook for which we do not prepare a reconcilable GAAP forecast include revenue adjustments related to acquisitions, stock-based compensation, and income taxes.
Our non-GAAP outlook for the year ending January 31, 2016 excludes the following known GAAP measures:

•	Amortization of intangible assets - approximately $79 million; and

•	Amortization of discount on convertible notes - approximately $10 million.

About Verint Systems Inc.
Verint® is a global leader in Actionable Intelligence®, which has become a necessity in a dynamic world of massive information growth. By empowering organizations with crucial insights, Verint solutions enable decision makers to anticipate, respond and take action, and make more informed, effective and timely decisions. Our solutions are designed to address three important areas of the Actionable Intelligence market: customer engagement optimization; security intelligence; and fraud, risk and compliance. Verint’s vision is to create A Smarter World with Actionable Intelligence®, and today, more than 10,000 organizations in over 180 countries-including over 80 percent of the Fortune 100-already benefit from this vision. Learn more at www.verint.com and NASDAQ: VRNT.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, new customer challenges, and evolving industry standards in our product offerings, adapt to changing market potential from area to area within our markets, and successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas of growth, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, especially in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the benefits of our solutions and in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain defects or may be vulnerable to cyber-attacks, which could expose us to substantial liability; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers for certain components, products, or services, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Comverse, Inc., being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changes in our tax position. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2015	2014	2015	2014
Revenue:
Product	$147,960	$129,289	$487,617	$416,478
Service and support	163,693	126,456	640,819	490,814
Total revenue	311,653	255,745	1,128,436	907,292
Cost of revenue:
Product	40,346	42,974	144,870	137,558
Service and support	60,335	41,025	239,274	156,593
Amortization of acquired technology and backlog	7,986	4,349	31,004	12,269
Total cost of revenue	108,667	88,348	415,148	306,420
Gross profit	202,986	167,397	713,288	600,872
Operating expenses:
Research and development, net	45,340	34,604	173,748	126,539
Selling, general and administrative	104,320	86,845	415,266	327,385
Amortization of other acquired intangible assets	11,039	6,469	45,163	24,662
Total operating expenses	160,699	127,918	634,177	478,586
Operating income	42,287	39,479	79,111	122,286
Other income (expense), net:
Interest income	387	400	1,070	963
Interest expense	(8,558)	(7,793)	(36,661)	(29,780)
Losses on early retirements of debt	—	—	(12,546)	(9,879)
Other expense, net	(10,837)	(15,262)	(9,571)	(20,275)
Total other expense, net	(19,008)	(22,655)	(57,708)	(58,971)
Income before provision (benefit) for income taxes	23,279	16,824	21,403	63,315
Provision (benefit) for income taxes	16,789	(7,330)	(14,999)	4,539
Net income	6,490	24,154	36,402	58,776
Net income attributable to noncontrolling interest	1,907	1,267	5,471	5,019
Net income attributable to Verint Systems Inc.	4,583	22,887	30,931	53,757
Dividends on preferred stock	—	—	—	(174)
Net income attributable to Verint Systems Inc. common shares	$4,583	$22,887	$30,931	$53,583

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.08	$0.43	$0.53	$1.01
Diluted	$0.07	$0.42	$0.52	$0.99

Weighted-average common shares outstanding:
Basic	60,823	53,518	58,096	52,967
Diluted	62,081	54,540	59,374	53,878

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2015	2014	2015	2014
GAAP Revenue By Segment:
Enterprise Intelligence	$177,552	$134,208	$658,671	$498,901
Communications Intelligence	103,230	89,370	359,395	288,003
Video Intelligence	30,871	32,167	110,370	120,388
GAAP Total Revenue	$311,653	$255,745	$1,128,436	$907,292

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$3,769	$1,254	$29,032	$1,946
Communications Intelligence	172	86	695	616
Video Intelligence	—	—	—	167
Total Revenue Adjustments Related to Acquisitions	$3,941	$1,340	$29,727	$2,729

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$181,321	$135,462	$687,703	$500,847
Communications Intelligence	103,402	89,456	360,090	288,619
Video Intelligence	30,871	32,167	110,370	120,555
Non-GAAP Total Revenue	$315,594	$257,085	$1,158,163	$910,021

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2015	2014	2015	2014

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$202,986	$167,397	$713,288	$600,872
Revenue adjustments related to acquisitions	3,941	1,340	29,727	2,729
Amortization of acquired technology and backlog	7,986	4,349	31,004	12,269
Stock-based compensation expenses	2,765	657	6,256	2,437
M&A and other adjustments	486	2,568	4,073	2,952
Non-GAAP gross profit	$218,164	$176,311	$784,348	$621,259

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$42,287	$39,479	$79,111	$122,286
Revenue adjustments related to acquisitions	3,941	1,340	29,727	2,729
Amortization of acquired technology and backlog	7,986	4,349	31,004	12,269
Amortization of other acquired intangible assets	11,039	6,469	45,163	24,662
Stock-based compensation expenses	15,905	9,837	54,458	34,991
M&A and other adjustments	7,480	3,976	23,440	13,036
Non-GAAP operating income	88,638	65,450	262,903	209,973
GAAP depreciation and amortization (1)	24,394	15,201	96,457	53,757
Amortization of acquired technology and backlog	(7,986)	(4,349)	(31,004)	(12,269)
Amortization of other acquired intangible assets	(11,039)	(6,469)	(45,163)	(24,662)
M&A and other adjustments	—	(14)	—	(14)
Non-GAAP depreciation and amortization	5,369	4,369	20,290	16,812
Non-GAAP EBITDA	$94,007	$69,819	$283,193	$226,785

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(19,008)	$(22,655)	$(57,708)	$(58,971)
Losses on early retirements of debt	—	—	12,546	9,879
Unrealized losses (gains) on derivatives, net	1,613	(953)	(129)	(704)
Amortization of convertible note discount	2,449	—	6,014	—
M&A and other adjustments	573	12,187	494	13,831
Non-GAAP other expense, net (2)	$(14,373)	$(11,421)	$(38,783)	$(35,965)

Table of Reconciliation from GAAP Provision (Benefit) for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision (benefit) for income taxes	$16,789	$(7,330)	$(14,999)	$4,539
Non-cash tax adjustments	(10,492)	10,686	34,621	11,164
Non-GAAP provision for income taxes	$6,297	$3,356	$19,622	$15,703

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$4,583	$22,887	$30,931	$53,757
Revenue adjustments related to acquisitions	3,941	1,340	29,727	2,729
Amortization of acquired technology and backlog	7,986	4,349	31,004	12,269

Amortization of other acquired intangible assets	11,039	6,469	45,163	24,662
Stock-based compensation expenses	15,905	9,837	54,458	34,991
M&A and other adjustments	8,053	16,163	23,934	26,867
Losses on early retirements of debt	—	—	12,546	9,879
Unrealized losses (gains) on derivatives, net	1,613	(953)	(129)	(704)
Amortization of convertible note discount	2,449	—	6,014	—
Non-cash tax adjustments	10,492	(10,686)	(34,621)	(11,164)
Total GAAP net income adjustments	61,478	26,519	168,096	99,529
Non-GAAP net income attributable to Verint Systems Inc.	$66,061	$49,406	$199,027	$153,286

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$4,583	$22,887	$30,931	$53,583
Total GAAP net income adjustments	61,478	26,519	168,096	99,529
Non-GAAP net income attributable to Verint Systems Inc. common shares	$66,061	$49,406	$199,027	$153,112

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.07	$0.42	$0.52	$0.99

Non-GAAP diluted net income per common share attributable to Verint Systems Inc. (3)	$1.06	$0.91	$3.35	$2.84

Shares used in computing GAAP diluted net income per common share	62,081	54,540	59,374	53,878

Shares used in computing non-GAAP diluted net income per common share	62,081	54,540	59,374	54,001

			January 31,
			2015	2014
Table of Reconciliation from Gross Debt to Net Debt

Current maturities of long-term debt			$23	$6,555
Long-term debt			736,779	635,830
Unamortized debt discounts			74,363	—
Gross debt			811,165	642,385
Less:
Cash and cash equivalents			285,072	378,618
Restricted cash and bank time deposits			36,920	6,423
Short-term investments			35,751	32,049
Net debt			$453,422	$225,295

(1) Adjusted for financing fee amortization.

 (2) For the three months ended January 31, 2015, non-GAAP other expense, net of $14.4 million was comprised of $6.4 million related to interest and other expense, and $8.0 million foreign exchange charges primarily related to balance sheet translations.

 (3) Excluding $8.0 million in foreign exchange charges related to balance sheet translations noted above, non-GAAP diluted net income per common share attributable to Verint Systems Inc. for the three months ended January 31, 2015 was $1.19.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$285,072	$378,618
Restricted cash and bank time deposits	36,920	6,423
Short-term investments	35,751	32,049
Accounts receivable, net of allowance for doubtful accounts of $1.1 million and $1.2 million, respectively	262,092	194,312
Inventories	17,505	10,693
Deferred cost of revenue	6,722	10,818
Deferred income taxes	11,176	9,002
Prepaid expenses and other current assets	54,954	52,476
Total current assets	710,192	694,391
Property and equipment, net	62,490	40,145
Goodwill	1,200,817	853,389
Intangible assets, net	311,894	132,847
Capitalized software development costs, net	10,112	8,483
Long-term deferred cost of revenue	14,555	9,843
Long-term deferred income taxes	10,778	9,783
Other assets	30,158	24,026
Total assets	$2,350,996	$1,772,907

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$72,885	$65,656
Accrued expenses and other current liabilities	221,613	178,674
Current maturities of long-term debt	23	6,555
Deferred revenue	181,259	162,124
Deferred income taxes	2,108	474
Total current liabilities	477,888	413,483
Long-term debt	736,779	635,830
Long-term deferred revenue	20,544	13,661
Long-term deferred income taxes	30,664	13,358
Other liabilities	80,218	63,457
Total liabilities	1,346,093	1,139,789
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at January 31, 2015 and 2014, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 61,253,000 and 53,907,000 shares; outstanding 60,905,000 and 53,605,000 shares at January 31, 2015 and 2014, respectively.	61	54
Additional paid-in capital	1,321,455	924,663
Treasury stock, at cost - 348,000 and 302,000 shares at January 31, 2015 and 2014, respectively.	(10,251)	(8,013)
Accumulated deficit	(219,074)	(250,005)
Accumulated other comprehensive loss	(94,335)	(39,725)
Total Verint Systems Inc. stockholders' equity	997,856	626,974
Noncontrolling interest	7,047	6,144
Total stockholders' equity	1,004,903	633,118
Total liabilities and stockholders' equity	$2,350,996	$1,772,907

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$36,402	$58,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,464	55,968
Provision for doubtful accounts	423	1,112
Stock-based compensation - equity portion	46,312	30,173
Amortization of discount on convertible notes	6,014	—
(Benefit) provision for deferred income taxes	(47,331)	2,553
Excess tax benefits from stock award plans	(298)	(64)
Non-cash (gains) losses on derivative financial instruments, net	(3,986)	(346)
Losses on early retirements of debt	12,546	9,879
Other non-cash items, net	8,928	(1,964)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(54,921)	(23,387)
Inventories	(4,223)	3,105
Deferred cost of revenue	(677)	(6,148)
Prepaid expenses and other assets	21,412	33,487
Accounts payable and accrued expenses	41,414	23,444
Deferred revenue	24,057	(1,994)
Other liabilities	8,356	(6,513)
Other, net	(167)	203
Net cash provided by operating activities	193,725	178,284

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(605,279)	(32,767)
Purchases of property and equipment	(23,134)	(15,725)
Purchases of investments	(21,175)	(197,749)
Sales and maturities of investments	13,653	178,820
Settlements of derivative financial instruments not designated as hedges	3,858	(359)
Cash paid for capitalized software development costs	(6,083)	(6,668)
Change in restricted cash and bank time deposits, including long-term portion	(36,291)	7,677
Other investing activities	(2,384)	2,575
Net cash used in investing activities	(676,835)	(64,196)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	1,526,750	646,750
Repayments of borrowings and other financing obligations	(1,361,852)	(586,126)
Proceeds from public issuance of common stock	274,563	—
Proceeds from issuance of warrants	45,188	—
Payments for convertible note hedges	(60,800)	—
Payments of debt issuance and other debt-related costs	(29,164)	(7,754)
Proceeds from exercises of stock options	17,606	10,896
Cash received in CTI Merger	—	10,370
Dividends paid to noncontrolling interest	(4,193)	(3,579)
Purchases of treasury stock	(2,238)	—
Excess tax benefits from stock award plans	298	64
Payments of contingent consideration for business combinations (financing portion)	(10,445)	(16,087)
Net cash provided by financing activities	395,713	54,534
Effect of exchange rate changes on cash and cash equivalents	(6,149)	23
Net (decrease) increase in cash and cash equivalents	(93,546)	168,645
Cash and cash equivalents, beginning of period	378,618	209,973
Cash and cash equivalents, end of period	$285,072	$378,618

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Constant Currency Year-Over-Year Non-GAAP Revenue Growth
(Unaudited)

	At December 3, 2014		At March 25, 2015
(in thousands)	Low	High	Low	High
Non-GAAP revenue guidance for the year ending January 31, 2016 (1)	$1,225,000	$1,275,000	$1,200,000	$1,250,000
Non-GAAP revenue for the year ended January 31, 2015	$1,158,163	$1,158,163	$1,158,163	$1,158,163
% change (2)	6%	10%	4%	8%
% impact from change in foreign currency exchange rates (3)	2%	2%	5%	5%
Constant currency year-over-year non-GAAP revenue growth outlook	8%	12%	9%	13%

(1) Amounts at December 3, 2014 reflect forecasted non-GAAP revenue converting foreign currencies into U.S. dollars by applying the foreign currency exchange rates on or about December 3, 2014. Amounts at March 25, 2015 reflect forecasted non-GAAP revenue converting foreign currencies into U.S. dollars by applying the foreign currency exchange rates on or about March 25, 2015.

(2) Percentage by which row 1 exceeds row 2.

(3) Represents the percentage by which our non-GAAP revenue guidance was impacted as a result of changes in foreign currency exchange rates (absent this impact, our non-GAAP revenue guidance would have been higher by this percentage, assuming all other variables remained constant). For our December 3, 2014 guidance, the percentage change is calculated by comparing foreign currency exchange rates on or about December 3, 2014 to average foreign currency exchange rates for the first three fiscal quarters of the year ended January 31, 2015. For our March 25, 2015 guidance, the percentage change is calculated by comparing foreign currency exchange rates on or about March 25, 2015 to average foreign currency exchange rates for the year ended January 31, 2015. For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. With respect to constant currency, we believe such presentation allows investors to measure our financial performance exclusive of foreign currency exchange fluctuations more clearly. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations and restructurings. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe it is not reflective of our ongoing operations.

Amortization of convertible note discount. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. As a result, for GAAP purposes, we are required to recognize imputed interest expense in amounts significantly in excess of the coupon rate on our $400.0 million of 1.50% convertible notes. The difference between the imputed interest expense and the coupon interest expense is excluded from our non-GAAP financial measures because we believe that this non-cash expense is not reflective of ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we expect to pay related to current year income, and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results.  To facilitate the assessment of our performance excluding the effect of foreign currency rate fluctuations, we calculate our non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant.  We perform our constant currency calculations by translating current-period foreign currency revenues and expenses into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates.

Our financial outlook for revenue and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.  Percentage growth rates in revenue provided in our financial outlook are expressed on a constant currency basis, and are calculated by translating projected foreign currency revenue for the current period into U.S. dollars using prior-period average foreign currency exchange rates, and comparing the result to actual revenue reported for the prior period.  We believe that constant currency growth rates, which exclude the impact of foreign currency exchange rate changes, facilitate the assessment of underlying business trends.